UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-26020 (Commission File Number)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices, including zip code)

561-805-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

ITEM 3.02 Unregistered Sale of Equity Securities

On June 27, 2007, Applied Digital Solutions, Inc., a Delaware corporation (the “Company”) entered into a Settlement Agreement and General Release (the “Settlement Agreement”) among the Company, Pacific Decision Sciences Corporation, a wholly-owned subsidiary of the Company (“PDSC”), and Melvin Maudlin.  The Settlement Agreement was entered into in connection with a suit filed by Mr. Maudlin on October 22, 2003, against PDSC, Hark Vasa, a former employee at PDSC, and the Company.

Under the Settlement Agreement, the Company was required to pay Mr. Maudlin $450,000 in cash on or before June 29, 2007 and to deliver 729,927 shares of its common stock which was determined based on the average closing price per share of the Company’s common stock as reported on the Nasdaq Capital Market for the ten consecutive trading days preceding the date of issuance.

The shares of common stock will be issued to Mr. Maudlin without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

Dated June 29, 2007	By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and Acting Chief Financial Officer